UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STAKTEK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-2354935
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8900 Shoal Creek Boulevard, Suite 125
Austin, Texas	78757
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: (if applicable)

333-110806

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-110806), as amended (the “Registration Statement”), and as further amended by the description included in the prospectus relating to the Registration Statement to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2.	Exhibits.

The following exhibits are incorporated by reference as a part of this registration statement:

3.1.2(1)	Form of Amended and Restated Certificate of Incorporation of Staktek Holdings, Inc., to be effective prior to the closing of the initial public offering
3.2.2(2)	Form of Amended and Restated Bylaws of Staktek Holdings, Inc., to be effective prior to the closing of the initial public offering
4.2(1)	Specimen Certificate for shares of common stock of Staktek Holdings, Inc.

(1)	Filed with Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-110806) dated January 20, 2004.
(2)	Filed with Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-110806) dated January 6, 2004.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 20, 2004	Staktek Holdings, Inc.

	By:	/s/ JAMES W. CADY

James W. Cady President and Chief Executive Officer

Exhibit Index

3.1.2(1)	Form of Amended and Restated Certificate of Incorporation of Staktek Holdings, Inc., to be filed immediately prior to and to become effective upon closing of the initial public offering
3.2.2(2)	Form of Amended and Restated Bylaws of Staktek Holdings, Inc., to be effective upon the closing of the initial public offering
4.2(1)	Specimen Certificate for shares of common stock of Staktek Holdings, Inc.

(1)	Filed with Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-110806) dated January 20, 2004.

(2)	Filed with Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-110806) dated January 6, 2004.